                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  MEDQUIST INC.
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
         (State or other jurisdiction of incorporation or organization)

                                   22-2531298
                     (I.R.S. Employer Identification Number)

                        Five Greentree Centre, Suite 311
                            Marlton, New Jersey 08053
                        (Address, including zip code, of
                          Principal Executive Offices)


                       Incentive Stock Option Plan of 1988
         Non-Qualified Stock Options Granted by Resolutions of the Board
                            Stock Option Plan of 1992
        Nonstatutory Stock Option Plan of 1992 for Non-Employee Directors
                            (Full title of the plan)

                                 John M. Suender
              Senior Vice President, General Counsel and Secretary
                                  MedQuist Inc.
                        Five Greentree Centre, Suite 311
                            Marlton, New Jersey 08053
                                 (856) 810-8000
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                               CALCULATION OF REGISTRATION FEE
===========================================================================================================

Title of                 Amount to be       Proposed maximum        Proposed maximum          Amount of
securities               registered(1)      offering price per      aggregate offering        registration
to be registered                            share(2)                price(2)                  fee
-----------------------------------------------------------------------------------------------------------

Common Stock             1,000,000            $31.11                 $31,110,000              $8,213.04

===========================================================================================================


(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plans and stock options and awards covered by this Registration Statement.

(2) Pursuant to Rule 457(h), in the case such as this where such price is not known, the maximum offering price is based upon the average of the high and low sales prices of a share of Common Stock of MedQuist Inc. reported on the Nasdaq National Market on July 24, 2001.

                                EXPLANATORY NOTE

                  The Company is filing this registration statement in order to register additional shares of common stock, no par value, of the Company for which a registration statement filed on a Form S-8 relating to the Company's Stock Option Plan of 1992 is currently effective. The contents of the Company's registration statement on Form S-8, (Registration No. 33-51508), as amended, are incorporated herein by reference.

Item 8.  Exhibits.

                  The following exhibits are filed as part of the Registration Statement or, where so indicated, were and are heretofore filed and are hereby incorporated herein by reference.

                  Exhibit 5.1 Opinion of John M. Suender, General Counsel to the Company

                  Exhibit 24.1 Consent of Arthur Andersen LLP, Independent Public Accountants

                  Exhibit 24.2 Consent of John M. Suender (included in the opinion filed as Exhibit 5.1 hereto)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Marlton, State of New Jersey, as of July 25, 2001.

                                     MedQuist Inc.

                                     By:  /s/David A. Cohen
                                        -------------------------------------
                                        David A. Cohen, Chairman of the Board
                                        and Chief Executive Officer

                  Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this report has been signed below by the following persons in the capacities indicated.

/s/Hans M. Barella                          Director
------------------------------------
Hans M. Barella


/s/Belinda W. Chew                          Director
------------------------------------
Belinda W. Chew


/s/William E. Curran                        Director
------------------------------------
William E. Curran


/s/John A. Donohoe, Jr.                     President,
------------------------------------        Chief Operating Officer and
John A. Donohoe, Jr.                        Director



------------------------------------        Director
Gerard Kleisterlee


/s/Wim Punte                                Director
------------------------------------
Wim Punte


/s/A. Fred Ruttenberg                       Director
------------------------------------
A. Fred Ruttenberg


/s/ Richard H. Stowe                        Director
------------------------------------
Richard H. Stowe


/s/John H. Underwood                        Director
------------------------------------
John H. Underwood


/s/Erik J. Westerink                        Director
------------------------------------
Erik J. Westerink


/s/Brian J. Kearns                          Senior Vice President, Treasurer
------------------------------------          and Chief Financial Officer
Brian J. Kearns